Item 77Q(1)(e)
Touchstone Funds Group Trust
The following document is included in the Registrant's Post-
Effective Amendment No. 69 filed with the SEC on July 17,
2013, (SEC Accession No. 0001104659-13-054892) and is
incorporated by reference herein:

Sub-Advisory Agreement between Touchstone Advisors, Inc. and
Forum Securities Limited, with respect to the Touchstone
Global Real Estate Fund dated May 28, 2013.